Exhibit 5.1

55 Hudson Yards | New York, NY 10001-2163

T: 212.530.5000

milbank.com

December 4, 2023

Edgio, Inc. 11811

North Tatum Blvd., Suite 3031

Phoenix, AZ 85028

Ladies and Gentlemen:

We have acted as special counsel to Edgio, Inc., a Delaware corporation (the “Company” or “you”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on December 4, 2023. You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration of up to an aggregate of 4,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, issuable in respect of awards to be granted under the Company’s Amended and Restated 2021 Inducement Plan (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.

In rendering the opinions expressed below, we have examined the General Corporations Law of the State of Delaware, as amended (the “DGCL”), the Registration Statement, the Plan and the form of award agreements relating to awards of Shares under the Plan (collectively, the “Agreements”) and Company records, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement, the Plan, and other documents as we have deemed necessary.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the registration of the Shares under the Plan has been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered, and upon receipt of all amounts that a Plan participant is required to pay to purchase the Shares, which consideration shall constitute lawful consideration under Delaware law, each in accordance with the terms of the Plan and any applicable award agreement, the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL. The foregoing opinion is limited to matters involving the federal laws of the United States of America and the DGCL, and we do not express any opinion as to the laws of any other jurisdiction.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and all references to us in the Registration Statement. In giving such opinion, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

/s/ MILBANK LLP

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